UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009

REDWOOD TRUST, INC.
(Exact name of Registrant as specified in its charter)

Maryland	1-13759	68-0329422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Belvedere Place, Suite 300
Mill Valley, California 94941
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 389-7373

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

On May 27, 2009, Redwood Trust, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. as representative of the several underwriters (collectively, the “Underwriters”) related to the public offering by the Company of 15,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) at a public offering price of $14.50 per share.

Pursuant to the terms of the Underwriting Agreement, the Underwriters have an option to purchase an additional 2,240,000 shares of the Company’s common stock, par value $0.01 per share (the “Option Shares”) from the Company, which they exercised in full on May 28, 2009.

The Shares and the Option Shares are expected to be delivered against payment therefor on June 2, 2009.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference and is also hereby being filed as an exhibit to, and is hereby incorporated by reference in, the Company’s Registration Statement on Form S-3, File No. 333-147604.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Title
1.1	Underwriting Agreement dated May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2009	REDWOOD TRUST, INC.

	By:	/s/ ANDREW P. STONE
Andrew P. Stone
General Counsel & Secretary

Exhibit Index

Exhibit No.	Exhibit Title
1.1	Underwriting Agreement dated May 27, 2009